Exhibit 99.1

News Release

Contact:	JaCee Burnes Investor Relations 312-394-2948	FOR IMMEDIATE RELEASE

Judy Rader Corporate Communications 312-394-7417

Exelon Announces First Quarter 2012 Results

CHICAGO (May 4, 2012) – Exelon Corporation (NYSE: EXC) announced first quarter 2012 consolidated earnings as follows:

	First Quarter
	2012	2011
Adjusted (non-GAAP) Operating Results:
Net Income ($ millions)	$603	$778
Diluted Earnings per Share	$0.85	$1.17

GAAP Results:
Net Income ($ millions)	$200	$668
Diluted Earnings per Share	$0.28	$1.01

“As expected, our lower operating earnings for first quarter 2012 reflected unfavorable market factors and mild weather,” said Christopher M. Crane, Exelon’s president and CEO. “However, I am pleased with our continued strong operational performance, such as the 93.6 percent capacity factor achieved by our nuclear operations. In the quarter’s most significant news, we successfully closed our merger with Constellation Energy on March 12 after securing all required regulatory approvals, less than one year after we first announced the transaction, and integration activities are progressing extremely well.”

First Quarter Operating Results

First quarter 2012 earnings include financial results for Constellation Energy (Constellation) and Baltimore Gas and Electric Company (BGE) beginning on March 12, 2012, the date the merger was completed. Therefore, the composition of results of operations from 2012 and 2011 are not comparable for Exelon Generation Company, LLC (Generation), BGE and Exelon.

As shown in the table above, Exelon’s adjusted (non-GAAP) operating earnings declined to $0.85 per share in the first quarter of 2012 from $1.17 per share in the first quarter of 2011. Earnings in 2012 primarily reflected the following negative factors:

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the effect on energy margins at Generation of decreased capacity pricing related to the Reliability Pricing Model (RPM) for the PJM Interconnection, LLC (PJM) market, higher nuclear fuel costs and lower realized market prices for the sale of energy across all regions;

•	higher operating and maintenance expenses, including increased labor and contracting costs and the impact at Generation of increased scheduled nuclear refueling outage days;

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•	impact on earnings per share reflecting the increase in Exelon’s average diluted common shares outstanding as a result of the Constellation merger (merger);

•	the effect of unfavorable weather in the PECO Energy Company (PECO) and Commonwealth Edison Company (ComEd) service territories; and

•	increased depreciation and amortization expense primarily due to ongoing capital expenditures.

These factors were partially offset by:

•	increased distribution revenue reflecting the effects of new distribution rates at ComEd effective June 1, 2011 and the Energy Infrastructure Modernization Act (EIMA);

•	the addition of BGE’s financial results and the contribution to Generation’s energy margins from Constellation after the merger completion date; and

•	realized gains in nuclear decommissioning trust (NDT) funds at Generation related to changes to the investment strategy and favorable market conditions in 2012.

Adjusted (non-GAAP) operating earnings for the first quarter of 2012 do not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Mark-to-market gains primarily from Generation’s economic hedging activities, net of intercompany eliminations	$43	$0.06
Unrealized gains related to NDT fund investments to the extent not offset by contractual accounting	$36	$0.05
Financial impacts associated with the retirement of certain Generation fossil generating units	$(4)	$(0.01)
Certain costs related to the merger and integration initiatives	$(113)	$(0.16)
Costs incurred as part of Maryland commitments in connection with the merger	$(227)	$(0.32)
Non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date	$(78)	$(0.11)
Costs incurred as part of a March 2012 settlement with the Federal Energy Regulatory Commission (FERC) related to Constellation’s prior period hedging and risk management transactions	$(172)	$(0.25)
Reassessment of state deferred income taxes	$117	$0.17
Revenues and operating expenses related to three generation facilities required to be sold within 180 days of the merger	$(2)	—
Certain costs incurred associated with other acquisitions	$(3)	—

Adjusted (non-GAAP) operating earnings for the first quarter of 2011 did not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Mark-to-market losses primarily from Generation’s economic hedging activities	$(89)	$(0.14)
Unrealized gains related to NDT fund investments to the extent not offset by contractual accounting	$24	$0.04
Non-cash charge to remeasure deferred taxes at higher Illinois corporate tax rates	$(29)	$(0.04)
Financial impacts associated with the retirement of certain Generation fossil generating units	$(16)	$(0.02)

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First Quarter and Recent Highlights

•

Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station, produced 35,262 gigawatt-hours (GWh) in the first quarter of 2012, compared with 35,192 GWh in the first quarter of 2011. The output data excludes the units owned by Constellation Energy Nuclear Group LLC (CENG). Excluding Salem and the units owned by CENG, the Exelon-operated nuclear plants achieved a 93.6 percent capacity factor for the first quarter of 2012 compared with 94.8 percent for the first quarter of 2011. The Exelon-operated nuclear plants completed two scheduled refueling outages in the first quarter of 2012 and began a third, compared with completing one scheduled refueling outage and beginning two others in the first quarter of 2011. The number of planned refueling outage days totaled 67 in the first quarter of 2012 versus 44 days in the first quarter of 2011. The number of non-refueling outage days at the Exelon-operated plants totaled 16 days in the first quarter of 2012 compared with 14 days in the first quarter of 2011.

•

Fossil and Renewables Operations: The equivalent demand forced outage rate for Generation’s fossil fleet was 1.1 percent in the first quarter of 2012, compared with 2.3 percent in the first quarter of 2011. The change was largely due to lower power prices and lower demand in 2012, attributable to the mild weather. The equivalent availability factor for the hydroelectric facilities was 99.6 percent in the first quarter of 2012, compared with 97.8 percent in the first quarter of 2011. The change was primarily due to the heavy rains and snow run-off in March 2011, which caused the dam at the Conowingo hydro station to enter spill conditions so it was unable to generate. The energy capture for the wind fleet was 95.0 percent in the first quarter of 2012, compared with 92.9 percent in the first quarter of 2011. The above statistics exclude the former Constellation plants.

•

Whitetail Wind Energy Acquisition: On March 13, 2012, Exelon completed the purchase of Whitetail Wind Energy LLC, a 92-megawatt (MW) wind project to be constructed east of Laredo, Texas. The project has a 25-year power purchase agreement with Austin Energy for its entire output. Commercial operation is expected in late 2012.

•

Antelope Valley Solar Ranch One: On April 5, 2012, Exelon and First Solar, Inc. announced that the Antelope Valley Solar Ranch One project had received the first advance of a loan guaranteed by the U.S. Department of Energy’s Loan Programs Office, finalizing Exelon’s ownership of the project. First Solar is constructing the 230-MW photovoltaic power project in northern Los Angeles County and will operate and maintain the project for Exelon. As Exelon and First Solar previously announced, the first portion of the project is expected to come online in late 2012, with full operation planned for late 2013. The project has a 25-year power purchase agreement, approved by the California Public Utilities Commission, with Pacific Gas & Electric Company for the full output of the plant.

•

ComEd Distribution Formula Rate Cases: On November 8, 2011, ComEd filed under EIMA its performance-based formula rate tariff with the Illinois Commerce Commission (ICC). This tariff embodied the formula rate model that is to govern delivery service rate-setting as well as the initial data used to set rates. The resulting initial rate, which is expected to be lower than current rates but will be subject to reconciliation, will take effect within 30 days after the ICC order, which must be issued by May 31, 2012. On May 1, 2012, the Administrative Law Judges (ALJs) issued a proposed order in the case recommending a $146 million reduction in the

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revenue requirement, as opposed to ComEd’s final position that a $59 million reduction was appropriate. Certain significant provisions of the ALJs’ proposed order are consistent with ComEd’s initial filing. As a proposed order, it has no independent legal effect as the ICC must vote on a final order which may materially vary from the findings and conclusions in the proposed order. ComEd will file updated costs and a reconciliation with actual costs at the ICC each year. ComEd filed the first annual cost update and reconciliation for 2011 on April 30, 2012, and the adjusted rates are expected to take effect in January 2013 after the ICC’s review. If the ALJs’ proposed order related to the November 8, 2011 filing is implemented, the revenue requirement reduction as proposed by the ALJs would primarily delay the timing of cash flows, with a less significant impact on earnings given the annual reconciliation mechanism. ComEd does not believe it will have a material impact to the cumulative regulatory asset that has been recorded as of March 31, 2012.

OPERATING COMPANY RESULTS

Generation consists of owned and contracted electric generating facilities and wholesale and retail customer supply of electric and natural gas products and services, including renewable energy products, risk management services and natural gas exploration and production activities.

First quarter 2012 net income was $168 million compared with $495 million in the first quarter of 2011. First quarter 2012 net income included (all after tax) mark-to-market gains of $36 million from economic hedging activities, unrealized gains of $36 million related to NDT fund investments, net costs of $4 million associated with the retirement of certain fossil generating units, certain costs incurred of $45 million associated with the merger and integration initiatives, costs of $22 million incurred as part of the Maryland commitments in connection with the merger, amortization of commodity contract intangibles of $78 million, FERC settlement costs of $172 million, benefit of $13 million for the reassessment of state deferred income taxes, net expenses of $2 million for plant divestitures and certain other acquisition costs of $3 million. First quarter 2011 net income included (all after tax) mark-to-market losses of $89 million from economic hedging activities, a non-cash charge of $21 million to remeasure deferred taxes at higher Illinois corporate tax rates, unrealized gains of $24 million related to NDT fund investments and costs of $16 million associated with the planned retirement of certain fossil generating units.

Excluding the effects of these items, Generation’s net income in the first quarter of 2012 decreased $188 million compared with the same quarter in 2011. This decrease primarily reflected:

•	the impact on energy margins of decreased capacity pricing related to RPM for the PJM market, higher nuclear fuel costs and lower realized market prices for the sale of energy across all regions;

•	higher operating and maintenance expenses, including the impact of increased scheduled nuclear refueling outage days; and

•	increased depreciation and amortization expense primarily due to ongoing capital expenditures.

These items were partially offset by realized gains in NDT funds related to changes to the investment strategy and favorable market conditions in 2012.

Generation’s average realized margin on all electric sales, including sales to affiliates and excluding trading activity, was $32.57 per megawatt-hour (MWh) in the first quarter of 2012 compared with $44.30 per MWh in the first quarter of 2011.

ComEd consists of electricity transmission and distribution operations in northern Illinois.

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ComEd recorded net income of $87 million in the first quarter of 2012, compared with net income of $69 million in the first quarter of 2011. First quarter net income in 2012 included certain after-tax costs incurred of $1 million associated with the merger and integration initiatives. First quarter net income in 2011 included an after-tax non-cash charge of $4 million to remeasure deferred taxes at higher Illinois corporate tax rates. Excluding the effects of these items, ComEd’s net income in the first quarter of 2012 was up $15 million from the same quarter in 2011, primarily due to increased distribution revenue reflecting the effects of new distribution rates effective June 1, 2011 and EIMA.

These favorable items were partially offset by:

•	the effect of unfavorable weather in ComEd’s service territory; and

•	higher operating and maintenance expenses reflecting increased labor and contracting costs driven, in part, by EIMA initiatives.

In the first quarter of 2012, heating degree-days in the ComEd service territory were down 28.5 percent relative to the same period in 2011 and were 24.7 percent below normal. Total retail electric deliveries decreased 3.7 percent quarter over quarter.

Weather-normalized retail electric deliveries increased 0.5 percent in the first quarter of 2012 relative to 2011, reflecting increases in deliveries to both small and large commercial and industrial (C&I) customers that were partially offset by a decrease in deliveries to residential customers. For ComEd, weather had an unfavorable after-tax effect of $11 million on first quarter 2012 earnings relative to 2011 and an unfavorable after-tax effect of $9 million relative to normal weather.

PECO consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania.

PECO’s net income in the first quarter of 2012 was $96 million, compared with $125 million in the first quarter of 2011. First quarter net income in 2012 included certain after-tax costs incurred of $4 million associated with the merger and integration initiatives. Excluding the effect of this item, PECO’s net income in the first quarter of 2012 was down $25 million from the same quarter in 2011, primarily reflecting the effect of unfavorable weather in PECO’s service territory.

In the first quarter of 2012, heating degree-days in the PECO service territory were down 23.6 percent from 2011 and were 22.7 percent below normal. Total retail electric deliveries were down 7.0 percent from last year. On the retail gas side, deliveries in the first quarter of 2012 were down 21.9 percent from the first quarter of 2011.

Weather-normalized retail electric deliveries were down 2.7 percent in the first quarter of 2012 relative to 2011, reflecting declines in deliveries to all customer classes. Weather-normalized retail gas deliveries were up 1.3 percent in the first quarter of 2012. For PECO, weather had an unfavorable after-tax effect of $29 million on first quarter 2012 earnings relative to 2011 and an unfavorable after-tax effect of $30 million relative to normal weather.

BGE consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland.

BGE’s net loss from March 12, the date the merger was completed, to March 31, 2012 was $66 million. The net loss included certain after-tax costs of $83 million incurred as part of the Maryland commitments in connection with the merger and $1 million incurred associated with the merger and integration initiatives. Excluding the effects of these items, BGE’s net income from March 12 to March 31, 2012 was $18 million.

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Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations, mark-to-market adjustments from economic hedging activities and unrealized gains and losses from NDT fund investments, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliation of GAAP to adjusted (non-GAAP) operating earnings for historical periods is attached. Additional earnings release attachments, which include the reconciliation on page 7, are posted on Exelon’s Web site: www.exeloncorp.com and have been furnished to the Securities and Exchange Commission on Form 8-K on May 4, 2012.

Cautionary Statements Regarding Forward-Looking Information

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2011 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Constellation Energy Group, Inc.’s 2011 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 12; and (3) other factors discussed in filings with the Securities and Exchange Commission by Exelon, Generation, BGE, ComEd and PECO (the Companies) and Constellation. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. None of the Companies undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this news release.

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Exelon Corporation is the nation’s leading competitive energy provider, with approximately $33 billion in annual revenues. Headquartered in Chicago, Exelon has operations and business activities in 47 states, the District of Columbia and Canada. Exelon is the largest competitive U.S. power generator, with approximately 35,000 megawatts of owned capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 100,000 business and public sector customers and approximately 1 million residential customers. Exelon’s utilities deliver electricity and natural gas to more than 6.6 million customers in central Maryland (BGE), northern Illinois (ComEd) and southeastern Pennsylvania (PECO).

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Exhibit 99.1

Earnings Release Attachments

Table of Contents

Consolidating Statements of Operations—Three Months Ended March 31, 2012 and 2011	1

Business Segment Comparative Statements of Operations—Generation and ComEd—Three Months Ended March 31, 2012 and 2011	2

Business Segment Comparative Statements of Operations—PECO and BGE—Three Months Ended March 31, 2012 and 2011	3

Business Segment Comparative Statements of Operations—Other—Three Months Ended March 31, 2012 and 2011	4

Consolidated Balance Sheets—March 31, 2012 and December 31, 2011	5

Consolidated Statements of Cash Flows—Three Months Ended March 31, 2012 and 2011	6

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations—Exelon—Three Months Ended March 31, 2012 and 2011	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment—Three Months Ended March 31, 2012 and 2011	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations—Generation—Three Months Ended March 31, 2012 and 2011	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations—ComEd—Three Months Ended March 31, 2012 and 2011	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations—PECO—Three Months Ended March 31, 2012 and 2011	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations—BGE—March 12, 2012 Through March 31, 2012	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations—Other—Three Months Ended March 31, 2012 and 2011	13

Exelon Generation Statistics—Three Months Ended March 31, 2012, December 31, 2011, September 30, 2011, June 30, 2011 and March 31, 2011	14

ComEd Statistics—Three Months Ended March 31, 2012 and 2011	15

PECO Statistics—Three Months Ended March 31, 2012 and 2011	16

BGE Statistics—March 12, 2012 Through March 31, 2012	17

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended March 31, 2012 (a)
	Generation	ComEd	PECO	BGE	Other (b)	Exelon Consolidated
Operating revenues	$2,739	$1,388	$875	$52	$(368)	$4,686

Operating expenses
Purchased power and fuel	1,044	620	411	68	(378)	1,765
Operating and maintenance	1,175	318	203	60	208	1,964
Depreciation, amortization, accretion and depletion	153	149	53	19	8	382
Taxes other than income	73	75	31	9	6	194

Total operating expenses	2,445	1,162	698	156	(156)	4,305

Equity in loss of unconsolidated affiliates	(22)	—	—	—	—	(22)

Operating income (loss)	272	226	177	(104)	(212)	359

Other income and deductions
Interest expense	(54)	(82)	(31)	(8)	(20)	(195)
Other, net	178	4	2	1	9	194

Total other income and deductions	124	(78)	(29)	(7)	(11)	(1)

Income (loss) before income taxes	396	148	148	(111)	(223)	358

Income taxes	230	61	51	(46)	(138)	158

Net income (loss)	166	87	97	(65)	(85)	200

Net loss attributable to noncontrolling interests, preferred security dividends and preference stock dividends	(2)	—	1	1	—	—

Net income (loss) on common stock	$168	$87	$96	$(66)	$(85)	$200

	Three Months Ended March 31, 2011
	Generation	ComEd	PECO	BGE	Other (b)	Exelon Consolidated
Operating revenues	$2,643	$1,466	$1,153	$—	$(306)	$4,956

Operating expenses
Purchased power and fuel	883	789	633	—	(304)	2,001
Operating and maintenance	754	266	206	—	(3)	1,223
Depreciation, amortization, accretion and depletion	139	134	48	—	6	327
Taxes other than income	66	77	56	—	4	203

Total operating expenses	1,842	1,266	943	—	(297)	3,754

Operating income (loss)	801	200	210	—	(9)	1,202

Other income and deductions
Interest expense	(45)	(85)	(34)	—	(17)	(181)
Other, net	75	4	6	—	9	94

Total other income and deductions	30	(81)	(28)	—	(8)	(87)

Income (loss) before income taxes	831	119	182		(17)	1,115

Income taxes	336	50	56	—	4	446

Net income (loss)	495	69	126	—	(21)	669

Preferred security dividends	—	—	1	—	—	1

Net income (loss) on common stock	$495	$69	$125	$—	$(21)	$668

(a)	Includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation Three Months Ended March 31,
	2012 (a)	2011	Variance
Operating revenues	$2,739	$2,643	$96

Operating expenses
Purchased power and fuel	1,044	883	161
Operating and maintenance	1,175	754	421
Depreciation, amortization, accretion and depletion	153	139	14
Taxes other than income	73	66	7

Total operating expenses	2,445	1,842	603
Equity in loss of unconsolidated affiliates	(22)	—	(22)

Operating income	272	801	(529)

Other income and deductions
Interest expense	(54)	(45)	(9)
Other, net	178	75	103

Total other income and deductions	124	30	94

Income before income taxes	396	831	(435)
Income taxes	230	336	(106)

Net income	166	495	(329)
Net loss attributable to noncontrolling interests	(2)	—	(2)

Net income on common stock	$168	$495	$(327)

(a)	Includes financial results for Constellation beginning on March 12, 2012, the date the merger was completed.

	ComEd Three Months Ended March 31,
	2012	2011	Variance
Operating revenues	$1,388	$1,466	$(78)

Operating expenses
Purchased power	620	789	(169)
Operating and maintenance	318	266	52
Depreciation and amortization	149	134	15
Taxes other than income	75	77	(2)

Total operating expenses	1,162	1,266	(104)

Operating income	226	200	26

Other income and deductions
Interest expense	(82)	(85)	3
Other, net	4	4	—

Total other income and deductions	(78)	(81)	3

Income before income taxes	148	119	29

Income taxes	61	50	11

Net income	$87	$69	$18

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO Three Months Ended March 31,
	2012	2011	Variance
Operating revenues	$875	$1,153	$(278)

Operating expenses
Purchased power and fuel	411	633	(222)
Operating and maintenance	203	206	(3)
Depreciation and amortization	53	48	5
Taxes other than income	31	56	(25)

Total operating expenses	698	943	(245)

Operating income	177	210	(33)

Other income and deductions
Interest expense	(31)	(34)	3
Other, net	2	6	(4)

Total other income and deductions	(29)	(28)	(1)

Income before income taxes	148	182	(34)

Income taxes	51	56	(5)

Net income	97	126	(29)

Preferred security dividends	1	1	—

Net income on common stock	$96	$125	$(29)

	BGE March 12, 2012 through March 31, 2012
	2012	2011	Variance
Operating revenues	$52	$—	$52

Operating expenses
Purchased power and fuel	68	—	68
Operating and maintenance	60	—	60
Depreciation and amortization	19	—	19
Taxes other than income	9	—	9

Total operating expenses	156	—	156

Operating loss	(104)	—	(104)

Other income and deductions
Interest expense	(8)	—	(8)
Other, net	1	—	1

Total other income and deductions	(7)	—	(7)

Loss before income taxes	(111)	—	(111)

Income taxes	(46)	—	(46)

Net loss	(65)	—	(65)

Preference stock dividends	1	—	1

Net loss on common stock	$(66)	$—	$(66)

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Other (a) Three Months Ended March 31,
	2012 (b)	2011	Variance
Operating revenues	$(368)	$(306)	$(62)

Operating expenses
Purchased power and fuel	(378)	(304)	(74)
Operating and maintenance	208	(3)	211
Depreciation and amortization	8	6	2
Taxes other than income	6	4	2

Total operating expenses	(156)	(297)	141

Operating loss	(212)	(9)	(203)

Other income and deductions
Interest expense	(20)	(17)	(3)
Other, net	9	9	—

Total other income and deductions	(11)	(8)	(3)

Loss before income taxes	(223)	(17)	(206)

Income taxes	(138)	4	(142)

Net loss	$(85)	$(21)	$(64)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	Includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.

EXELON CORPORATION

Consolidated Balance Sheets

(unaudited)

(in millions)

	March 31, 2012 (a)	December 31, 2011
ASSETS

Current assets
Cash and cash equivalents	$721	$1,016
Restricted cash and investments	43	40
Restricted cash and investments of variable interest entities	67	—
Accounts receivable, net
Customer	2,868	1,613
Other	1,339	1,000
Accounts receivable, net, of variable interest entities	241	—
Mark-to-market derivative assets	1,490	432
Unamortized energy contracts assets	1,699	13
Inventories, net
Fossil fuel	202	208
Materials and supplies	740	656
Regulatory assets	846	390
Other	1,559	345

Total current assets	11,815	5,713

Property, plant and equipment, net	42,105	32,570

Deferred debits and other assets
Regulatory assets	6,168	4,518
Nuclear decommissioning trust (NDT) funds	6,927	6,507
Investments	827	751
Investments in affiliates	364	15
Investment in CENG	2,046	—
Goodwill	2,625	2,625
Mark-to-market derivative assets	1,389	650
Unamortized energy contracts assets	1,530	388
Pledged assets for Zion Station decommissioning	708	734
Other	1,124	524

Total deferred debits and other assets	23,708	16,712

Total assets	$77,628	$54,995

Liabilities and shareholders’ equity

Current liabilities
Short-term borrowings	$339	$163
Short-term notes payable - accounts receivable agreement	225	225
Long-term debt due within one year	670	828
Long-term debt of variable interest entities due within one year	65	—
Accounts payable	2,125	1,444
Accounts payable of variable interest entities	138	—
Accrued expenses	1,492	1,255
Deferred income taxes	517	1
Regulatory liabilities	335	197
Dividends payable	472	349
Mark-to-market derivative liabilities	1,105	112
Unamortized energy contract liabilities	707	—
Other	862	560

Total current liabilities	9,052	5,134

Long-term debt	16,293	11,799
Long-term debt to financing trusts	648	390
Long-term debt of variable interest entity	517	—

Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	10,705	8,253
Asset retirement obligations	4,064	3,884
Pension obligations	2,553	2,194
Non-pension postretirement benefit obligations	2,688	2,263
Spent nuclear fuel obligation	1,019	1,019
Regulatory liabilities	4,050	3,627
Mark-to-market derivative liabilities	671	126
Unamortized energy contract liabilities	897	—
Payable for Zion Station decommissioning	574	563
Other	1,708	1,268

Total deferred credits and other liabilities	28,929	23,197

Total liabilities	55,439	40,520

Commitments and contingencies
Preferred securities of subsidiary	87	87
Shareholders’ equity
Common stock	16,512	9,107
Treasury stock, at cost	(2,327)	(2,327)
Retained earnings	9,830	10,055
Accumulated other comprehensive loss, net	(2,199)	(2,450)

Total shareholders’ equity	21,816	14,385

BGE preference stock not subject to mandatory redemption	193	—
Noncontrolling interest	93	3

Total equity	22,102	14,388

Total liabilities and shareholders’ equity	$77,628	$54,995

(a)	Includes the financial information of Constellation and BGE.

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Three Months Ended March 31,
	2012 (a)	2011
Cash flows from operating activities
Net income	$200	$669
Adjustments to reconcile net income to net cash flows provided by (used in) operating activities:
Depreciation, amortization, accretion and depletion, including nuclear fuel and energy contract amortization	767	552
Deferred income taxes and amortization of investment tax credits	101	340
Net fair value changes related to derivatives	(73)	148
Net realized and unrealized gains on NDT fund investments	(103)	(40)
Other non-cash operating activities	540	223
Changes in assets and liabilities:
Accounts receivable	384	53
Inventories	104	78
Accounts payable, accrued expenses and other current liabilities	(1,176)	(526)
Option premiums received (paid), net	(100)	19
Counterparty collateral received (posted), net	340	(150)
Income taxes	178	733
Pension and non-pension postretirement benefit contributions	(55)	(2,088)
Other assets and liabilities	(130)	(218)

Net cash flows provided by (used in) operating activities	977	(207)

Cash flows from investing activities
Capital expenditures	(1,496)	(1,150)
Proceeds from nuclear decommissioning trust fund sales	3,680	1,195
Investment in nuclear decommissioning trust funds	(3,726)	(1,247)
Cash acquired from Constellation	964	—
Proceeds from sales of investments	10	1
Purchases of investments	(5)	(1)
Change in restricted cash	(8)	8
Other investing activities	(42)	15

Net cash flows used in investing activities	(623)	(1,179)

Cash flows from financing activities
Changes in short-term debt	141	50
Issuance of long-term debt	—	599
Retirement of long-term debt	(451)	(1)
Dividends paid on common stock	(350)	(348)
Proceeds from employee stock plans	12	8
Other financing activities	(1)	(47)

Net cash flows (used in) provided by financing activities	(649)	261

Decrease in cash and cash equivalents	(295)	(1,125)
Cash and cash equivalents at beginning of period	1,016	1,612

Cash and cash equivalents at end of period	$721	$487

(a)	Includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Three Months Ended March 31, 2012 (a)				Three Months Ended March 31, 2011
	GAAP (b)	Adjustments		Adjusted Non-GAAP	GAAP (b)	Adjustments		Adjusted Non-GAAP
Operating revenues	$4,686	$147	(c),(d),(e), (f),(g)	$4,833	$4,956	$—		$4,956

Operating expenses
Purchased power and fuel	1,765	1	(c),(d),(e), (f),(h)	1,766	2,001	(147	)(d)	1,854
Operating and maintenance	1,964	(574	)(c),(f),(g), (h),(i),(j)	1,390	1,223	(2	)(c)	1,221
Depreciation, amortization, accretion and depletion	382	(16	)(c)	366	327	(24	)(c)	303
Taxes other than income	194	1	(f),(g)	195	203	—		203

Total operating expenses	4,305	(588)		3,717	3,754	(173)		3,581

Equity in loss of unconsolidated affiliates	(22)	8	(e)	(14)	—	—		—

Operating income	359	743		1,102	1,202	173		1,375

Other income and deductions
Interest expense	(195)	(1	)(e)	(196)	(181)	—		(181)
Other, net	194	(119	)(k)	75	94	(63	)(k)	31

Total other income and deductions	(1)	(120)		(121)	(87)	(63)		(150)

Income before income taxes	358	623		981	1,115	110		1,225

Income taxes	158	220	(c),(d),(e), (f),(g),(h), (i),(j),(k),(l)	378	446	—	(c),(d), (k),(m)	446

Net income	200	403		603	669	110		779

Net loss attributable to noncontrolling interests, preferred security dividends and preference stock dividends	—	—		—	1	—		1

Net income on common stock	$200	$403		$603	$668	$110		$778

Effective tax rate	44.1%			38.5%	40.0%			36.4%

Earnings per average common share
Basic	$0.28	$0.57		$0.85	$1.01	$0.16		$1.17
Diluted	$0.28	$0.57		$0.85	$1.01	$0.16		$1.17

Average common shares outstanding
Basic	705			705	662			662
Diluted	707			707	664			664

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Retirement of fossil generating units (c)		$0.01				$0.02
Mark-to-market impact of economic hedging activities (d)		(0.06)				0.14
Amortization of commodity contract intangibles (e)		0.11				—
Plant divestitures (f)		—				—
Maryland commitments (g)		0.32				—
Constellation merger and integration costs (h)		0.16				—
Federal Energy Regulatory Commission (FERC) settlement (i)		0.25				—
Other acquisition costs (j)		—				—
Unrealized (gains) related to NDT fund investments (k)		(0.05)				(0.04)
Reassessment of state deferred income taxes (l)		(0.17)				—
Charge resulting from Illinois tax rate change legislation (m)		—				0.04

Total adjustments		$0.57				$0.16

(a)	Includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.
(b)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(c)	Adjustment to exclude costs associated with the planned retirement of fossil generating units and the impacts of the FERC approved reliability-must-run rate schedule.
(d)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(e)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(f)	Adjustment to exclude the revenues and operating expenses related to three generation facilities required to be sold within 180 days of the merger.
(g)	Adjustment to exclude costs incurred as part of the Maryland order approving the merger transaction.
(h)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, relocation and retention bonuses) and integration initiatives.
(i)	Adjustment to exclude costs associated with the March 2012 settlement with the FERC.
(j)	Adjustment to exclude certain costs associated with various acquisitions.
(k)	Adjustment to exclude the unrealized gains in 2012 and 2011 associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes.
(l)	Adjustment to exclude a one-time, non-cash benefit associated with a change in state deferred tax rates resulting from a reassessment of anticipated apportionment of Exelon’s deferred taxes as a result of the merger.
(m)	Adjustment to exclude a one-time, non-cash charge to remeasure deferred taxes at higher corporate tax rates pursuant to the Illinois tax rate change legislation.

EXELON CORPORATION (a)

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Three Months Ended March 31, 2012 and 2011

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	BGE	Other (b)	Exelon
2011 GAAP Earnings (Loss)	$1.01	$495	$69	$125	$—	$(21)	$668

2011 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.14	89	—	—	—	—	89
Unrealized Gains Related to NDT Fund Investments (1)	(0.04)	(24)	—	—	—	—	(24)
Retirement of Fossil Generating Units (2)	0.02	16	—	—	—	—	16
Non-Cash Charge Resulting From Illinois Tax Rate Change Legislation (3)	0.04	21	4	—	—	4	29

2011 Adjusted (non-GAAP) Operating Earnings (Loss)	1.17	597	73	125	—	(17)	778

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume	—	1	—	—	—	—	1
Nuclear Fuel Costs (4)	(0.03)	(19)	—	—	—	—	(19)
Capacity Pricing	(0.11)	(74)	—	—	—	—	(74)
Market and Portfolio Conditions (5)	(0.02)	(11)	—	—	—	—	(11)
ComEd, PECO and BGE Margins:
Weather	(0.06)	—	(11)	(29)	— (c)	—	(40)
Load	(0.01)	—	1	(5)	— (c)	—	(4)
Other Energy Delivery (6)	0.17	—	64	(3)	58	—	119
Operating and Maintenance Expense:
Labor, Contracting and Materials (7)	(0.07)	(27)	(16)	1	(11)	—	(53)
Planned Nuclear Refueling Outages (8)	(0.01)	(10)	—	—	—	—	(10)
Pension and Non-Pension Postretirement Benefits (9)	(0.03)	(9)	(5)	(2)	(1)	(2)	(19)
Other Operating and Maintenance (10)	(0.03)	(16)	(9)	7	(6)	4	(20)
Depreciation and Amortization Expense (11)	(0.05)	(13)	(9)	(3)	(11)	(2)	(38)
Equity in Losses of unconsolidated Affiliates (12)	(0.01)	(9)	—	—	—	—	(9)
Income Taxes (13)	(0.02)	(14)	(3)	(7)	1	8	(15)
Interest Expense, Net	(0.02)	(7)	1	2	(5)	(3)	(12)
Other (14)	0.04	20	2	14	(7)	—	29
Share Differential (15)	(0.06)	—	—	—	—	—	—

2012 Adjusted (non-GAAP) Operating Earnings (Loss)	0.85	409	88	100	18	(12)	603

2012 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.06	36	—	—	—	7	43
Unrealized Gains Related to NDT Fund Investments (1)	0.05	36	—	—	—	—	36
Retirement of Fossil Generating Units (2)	(0.01)	(4)	—	—	—	—	(4)
Constellation Merger and Integration Costs (16)	(0.16)	(45)	(1)	(4)	(1)	(62)	(113)
Maryland Commitments (17)	(0.32)	(22)	—	—	(83)	(122)	(227)
Amortization of Commodity Contract Intangibles (18)	(0.11)	(78)	—	—	—	—	(78)
FERC Settlement (19)	(0.25)	(172)	—	—	—	—	(172)
Plant Divestitures (20)	—	(2)	—	—	—	—	(2)
Reassessment of State Deferred Income Taxes (21)	0.17	13	—	—	—	104	117
Other Acquisition Costs	—	(3)	—	—	—	—	(3)

2012 GAAP Earnings (Loss)	$0.28	$168	$87	$96	$(66)	$(85)	$200

(a)	For the three months ended March 31, 2012, includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed. Therefore, the results of operations from 2012 and 2011 are not comparable for Generation, BGE, Other and Exelon. The explanations below identify any significant or unusual items affecting the results of operations.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(c)	As approved by the Maryland PSC, BGE records a monthly adjustment to residential and the majority of its commercial and industrial customers to eliminate the effect of abnormal weather and usage patterns per customer on distribution volumes, thereby recovering a specified dollar amount of distribution revenues per customer, by customer class, regardless of changes in consumption levels. Therefore, while these revenues are affected by customer growth, they will not be affected by actual weather or usage conditions.

(1)	Reflects the impact of unrealized gains in 2011 and 2012 on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	For 2011 and 2012, primarily reflects accelerated depreciation expense associated with the planned retirement of four generating units, of which two retired on May 31, 2011 and one retired on December 31, 2011. For 2012, also includes compensation for operating the remaining unit past its planned May 31, 2011 retirement date under a FERC-approved reliability-must-run rate schedule.
(3)	Reflects the impact of a one-time, non-cash charge to remeasure deferred taxes at higher corporate tax rates pursuant to the Illinois tax rate change legislation.
(4)	Reflects the impact of higher nuclear fuel prices.
(5)	Primarily reflects the impact of decreased realized market prices for the sale of energy across all regions.
(6)	For ComEd, primarily reflects increased distribution revenue pursuant to the 2011 electric distribution rate case order and Energy Infrastructure Modernization Act (EIMA), and increased cost recovery for energy efficiency and demand response programs (completely offset in operating and maintenance expense below).
(7)	Primarily reflects the impacts of increased wages and other benefits and increased contracting expenses (exclusive of planned nuclear refueling outages and incremental storm costs as disclosed in numbers 8 and 10 below). At ComEd, increased contracting expenses primarily resulted from new projects related to EIMA.
(8)	Primarily reflects the impact of increased planned nuclear refueling outage days in 2012, excluding Salem and Constellation Energy Nuclear Group, LLC (CENG).
(9)	The increase in pension and OPEB costs primarily reflect the impact of lower discount rates and expected return on assets for 2012 as compared to 2011.
(10)	Primarily reflects increased costs at ComEd associated with energy efficiency and demand response programs (completely offset by increased Other energy delivery revenues at ComEd above), partially offset by decreased storm costs in the PECO service territory.
(11)	Primarily reflects increased depreciation expense across the operating companies due to ongoing capital expenditures.
(12)	Primarily reflects the impact of increased planned nuclear refueling outage days in 2012 at CENG.
(13)	Primarily reflects a reduction in Generation’s manufacturing deduction benefits in 2012 and benefits received in 2011 related to the 2010 tax year associated with Pennsylvania bonus depreciation.
(14)	For Generation, primarily reflects realized NDT fund gains related to changes to the investment strategy and favorable market conditions in 2012. For PECO, primarily reflects decreased gross receipts tax (completely offset by decreased PECO margins above) and the impact of a sales and use tax reserve reduction resulting from an audit.
(15)	Reflects the impact on earnings per share due to the increase in Exelon’s average diluted common shares outstanding as a result of the merger.
(16)	Reflects certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, relocation and retention bonuses) and integration initiatives.
(17)	Reflects costs incurred as part of the Maryland order approving the merger transaction.
(18)	Represents the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(19)	Reflects costs incurred as part of a March 2012 settlement with the FERC to resolve a dispute related to Constellation’s prior period hedging and risk management transactions.
(20)	Represents revenues and operating expenses related to three generation facilities required to be sold within 180 days of the merger.
(21)	Reflects a change in state deferred tax rates resulting from a reassessment of anticipated apportionment of Exelon’s deferred taxes as a result of the merger.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended March 31, 2012 (a)				Three Months Ended March 31, 2011
	GAAP (b)	Adjustments		Adjusted Non -GAAP	GAAP (b)	Adjustments		Adjusted Non- GAAP
Operating revenues	$2,739	$45	(c),(d),(e),(f)	$2,784	$2,643	$—		$2,643

Operating expenses

Purchased power and fuel	1,044	1	(c),(d),(e), (f),(g)	1,045	883	(147	)(d)	736
Operating and maintenance	1,175	(321	)(c),(f),(g), (h),(i),(j)	854	754	(2	)(c)	752
Depreciation, amortization, accretion and depletion	153	(16	)(c)	137	139	(24	)(c)	115
Taxes other than income	73	(1	)(f)	72	66	—		66

Total operating expenses	2,445	(337)		2,108	1,842	(173)		1,669

Equity in loss of unconsolidated affiliates	(22)	8		(14)	—	—		—

Operating income	272	390		662	801	173		974

Other income and deductions
Interest expense	(54)	(1	)(e)	(55)	(45)	—		(45)
Other, net	178	(119	)(k)	59	75	(63	)(k)	12

Total other income and deductions	124	(120)		4	30	(63)		(33)

Income before income taxes	396	270		666	831	110		941

Income taxes	230	29	(c),(d),(e), (f),(g),(h), (i),(j),(k),(l)	259	336	8	(c),(d), (k),(m)	344

Net income	166	241		407	495	102		597

Net loss attributable to noncontrolling interests	(2)	—		(2)	—	—		—

Net income on common stock	$168	$241		$409	$495	$102		$597

(a)	Includes financial results for Constellation beginning on March 12, 2012, the date the merger was completed.
(b)	Results reported in accordance with GAAP.
(c)	Adjustment to exclude costs associated with the planned retirement of fossil generating units and the impacts of the FERC approved reliability-must-run rate schedule.
(d)	Adjustment to exclude the mark-to-market impact of Generation’s economic hedging activities.
(e)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(f)	Adjustment to exclude the revenues and operating expenses related to three generation facilities required to be sold within 180 days of the merger.
(g)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, relocation and retention bonuses) and integration initiatives.
(h)	Adjustment to exclude costs incurred as part of the Maryland order approving the merger transaction.
(i)	Adjustment to exclude costs associated with the March 2012 settlement with the FERC.
(j)	Adjustment to exclude certain costs associated with various acquisitions.
(k)	Adjustment to exclude the unrealized gains in 2012 and 2011 associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes.
(l)	Adjustment to exclude a one-time, non-cash benefit associated with a change in state deferred tax rates resulting from a reassessment of anticipated apportionment of Exelon’s deferred taxes as a result of the merger.
(m)	Adjustment to exclude a one-time, non-cash charge to remeasure deferred taxes at higher corporate tax rates pursuant to the Illinois tax rate change legislation.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	ComEd
	Three Months Ended March 31, 2012				Three Months Ended March 31, 2011
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$1,388	$—		$1,388	$1,466	$—		$1,466

Operating expenses
Purchased power	620	—		620	789	—		789
Operating and maintenance	318	(2	)(b)	316	266	—		266
Depreciation and amortization	149	—		149	134	—		134
Taxes other than income	75	—		75	77	—		77

Total operating expenses	1,162	(2)		1,160	1,266	—		1,266

Operating income	226	2		228	200	—		200

Other income and deductions
Interest expense	(82)	—		(82)	(85)	—		(85)
Other, net	4	—		4	4	—		4

Total other income and deductions	(78)	—		(78)	(81)	—		(81)

Income before income taxes	148	2		150	119	—		119

Income taxes	61	1	(b)	62	50	(4	)(c)	46

Net income	$87	$1		$88	$69	$4		$73

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, relocation and retention bonuses) and integration initiatives.
(c)	Adjustment to exclude a one-time, non-cash charge to remeasure deferred taxes at higher corporate tax rates pursuant to the Illinois tax rate change legislation.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended March 31, 2012				Three Months Ended March 31, 2011
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments	Adjusted Non- GAAP
Operating revenues	$875	$—		$875	$1,153	$—	$1,153

Operating expenses
Purchased power and fuel	411	—		411	633	—	633
Operating and maintenance	203	(7	)(b)	196	206	—	206
Depreciation and amortization	53	—		53	48	—	48
Taxes other than income	31	—		31	56	—	56

Total operating expenses	698	(7)		691	943	—	943

Operating income	177	7		184	210	—	210

Other income and deductions
Interest expense	(31)	—		(31)	(34)	—	(34)
Other, net	2	—		2	6	—	6

Total other income and deductions	(29)	—		(29)	(28)	—	(28)

Income before income taxes	148	7		155	182	—	182

Income taxes	51	3	(b)	54	56	—	56

Net income	97	4		101	126	—	126

Preferred security dividends	1	—		1	1	—	1

Net income on common stock	$96	$4		$100	$125	$—	$125

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, relocation and retention bonuses) and integration initiatives.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	BGE March 12, 2012 through March 31, 2012
	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$52	$113	(b)	$165

Operating expenses
Purchased power and fuel	68	—		68
Operating and maintenance	60	(30	)(b),(c)	30
Depreciation and amortization	19	—		19
Taxes other than income	9	2	(b)	11

Total operating expenses	156	(28)		128

Operating income (loss)	(104)	141		37

Other income and deductions
Interest expense	(8)	—		(8)
Other, net	1	—		1

Total other income and deductions	(7)	—		(7)

Income (loss) before income taxes	(111)	141		30

Income taxes	(46)	57	(b),(c)	11

Net income (loss)	(65)	84		19

Preference stock dividends	1	—		1

Net income (loss) on common stock	$(66)	$84		$18

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude costs incurred as part of the Maryland order approving the merger transaction.
(c)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, relocation and retention bonuses) and integration initiatives.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Other (a)
	Three Months Ended March 31, 2012 (b)				Three Months Ended March 31, 2011
	GAAP (c)	Adjustments		Adjusted Non- GAAP	GAAP (c)	Adjustments		Adjusted Non- GAAP
Operating revenues	$(368)	$(11	)(d)	$(379)	$(306)	$—		$(306)

Operating expenses
Purchased power and fuel	(378)	—		(378)	(304)	—		(304)
Operating and maintenance	208	(214	)(e),(f)	(6)	(3)	—		(3)
Depreciation and amortization	8	—		8	6	—		6
Taxes other than income	6	—		6	4	—		4

Total operating expenses	(156)	(214)		(370)	(297)	—		(297)

Operating loss	(212)	203		(9)	(9)	—		(9)

Other income and deductions
Interest expense	(20)	—		(20)	(17)	—		(17)
Other, net	9	—		9	9	—		9

Total other income and deductions	(11)	—		(11)	(8)	—		(8)

Loss before income taxes	(223)	203		(20)	(17)	—		(17)

Income taxes	(138)	130	(d),(e), (f),(g)	(8)	4	(4	)(h)	—

Net loss	$(85)	$73		$(12)	$(21)	$4		$(17)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	Includes financial results for Constellation and BGE, beginning on March 12, 2012, the date the merger was completed.
(c)	Results reported in accordance with GAAP.
(d)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(e)	Adjustment to exclude costs incurred as part of the Maryland order approving the merger transaction.
(f)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, relocation and retention bonuses) and integration initiatives.
(g)	Adjustment to exclude a one-time, non-cash benefit associated with a change in state deferred tax rates resulting from a reassessment of anticipated apportionment of Exelon’s deferred taxes as a result of the merger.
(h)	Adjustment to exclude a one-time, non-cash charge to remeasure deferred taxes at higher corporate tax rates pursuant to the Illinois tax rate change legislation.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended
	Mar. 31, 2012 (a)	Dec. 31, 2011	Sept. 30, 2011	Jun. 30, 2011	Mar. 31, 2011
Supply (in GWhs)
Nuclear Generation (b)
Mid-Atlantic	12,064	11,587	12,158	11,172	12,370
Midwest	23,198	23,306	23,887	21,995	22,822

Total Nuclear Generation	35,262	34,893	36,045	33,167	35,192
Fossil and Renewables (b)
Mid-Atlantic (b)(d)	1,791	1,637	1,722	2,052	2,162
Midwest	272	188	88	163	157
New England	889	—	2	2	4
New York	—	—	—	—	—
ERCOT (e)	840	457	1,214	207	151
Other (f)	819	394	249	431	358

Total Fossil and Renewables	4,611	2,676	3,275	2,855	2,832
Purchased Power
Mid-Atlantic (c)	2,577	739	702	707	750
Midwest	2,552	1,143	1,756	1,659	1,412
New England	1,100	—	—	—	—
New York (c)	935	—	—	—	—
ERCOT (e)	2,832	1,150	2,928	1,834	1,625
Other (f)	1,769	482	887	577	556

Total Purchased Power	11,765	3,514	6,273	4,777	4,343
Total Supply/Sales by Region (h)
Mid-Atlantic (g)	16,432	13,963	14,582	13,931	15,282
Midwest (g)	26,022	24,637	25,731	23,817	24,391
New England	1,989	—	2	2	4
New York	935	—	—	—	—
ERCOT	3,672	1,607	4,142	2,041	1,776
Other (f)	2,588	876	1,136	1,008	914

Total Supply/Sales by Region	51,638	41,083	45,593	40,799	42,367

	Three Months Ended
	Mar. 31, 2012 (a)	Dec. 31, 2011	Sept. 30, 2011	Jun. 30, 2011	Mar. 31, 2011
Average Margin ($/MWh) (i) (j)
Mid-Atlantic (k)	$46.86	$56.29	$57.32	$58.92	$59.92
Midwest (k)	31.40	34.18	33.15	37.28	39.60
New England	19.61	n.m.	n.m.	n.m.	n.m.
New York	8.56	n.m.	n.m.	n.m.	n.m.
ERCOT	9.26	(6.02)	24.46	(6.52)	2.54
Other (f)	5.41	(4.13)	(4.86)	3.08	(8.81)

Average Margin—Overall Portfolio	$32.57	$39.31	$39.19	$41.59	$44.30
Around-the-clock Market Prices ($/MWh) (l)
PJM West Hub	$31.10	$35.07	$46.17	$47.27	$45.82
NiHub	27.13	25.97	37.30	34.94	34.10
New England Mass Hub ATC Spark Spread	0.80	6.70	13.30	7.43	7.49
NYPP Zone A	27.18	32.03	40.89	37.03	37.99
ERCOT North Spark Spread	3.46	1.11	36.70	6.73	8.00

(a)	Includes results for Constellation beginning on March 12, 2012, the date the merger was completed.
(b)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and does not include ownership through equity method investments (e.g. CENG).
(c)	Purchased power includes physical volumes of 319 GWhs in the Mid-Atlantic and 722 GWhs in New York as a result of the PPA with CENG.
(d)	Excludes generation under the reliability-must-run rate schedule and generation of Brandon Shores, H.A. Wagner, and C.P. Crane, the generating facilities planned for divestiture as a result of the Exelon and Constellation merger.
(e)	Generation from Wolf Hollow is included in purchased power for the period ending March 31, 2011, June 30, 2011 and through the acquisition date of August 24, 2011, and included within Fossil and Renewables subsequent to the acquisition date.
(f)	Other Regions includes South, West and Canada, which are not considered individually significant.
(g)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(h)	Total sales do not include physical proprietary trading volumes of 1,888 GWhs, 1,235 GWhs, 1,679 GWhs, 1,496 GWhs and 1,333 GWhs for the three months ended March 31, 2012, December 31, 2011, September 30, 2011, June 30, 2011 and March 31, 2011, respectively.
(i)	Excludes Generation’s other business activities not allocated to a region, including retail and wholesale gas, upstream natural gas, proprietary trading, energy efficiency, energy management and demand response, and the design, construction and operation of renewable energy facilities. Also excludes Generation’s compensation under the reliability-must-run rate schedule, the financial results of Brandon Shores, H.A. Wagner, and C.P. Crane, the generating facilities planned for divestiture as a result of the merger, amortization of certain intangible assets relating to commodity contracts recorded at fair value as a result of the Exelon and Constellation merger and other miscellaneous revenues not allocated to a region.
(j)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(k)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd and settlements of the ComEd swap in the Midwest region.
(l)	Represents the average for the quarter.

EXELON CORPORATION

ComEd Statistics

	Three Months Ended March 31, 2012 and 2011
	Electric Deliveries (in GWhs)				Revenue (in millions)
	2012	2011	% Change	Weather- Normal % Change	2012	2011	% Change
Retail Deliveries and Sales (a)
Residential	6,406	6,953	(7.9)%	(0.6)%	$775	$834	(7.1)%
Small Commercial & Industrial	7,916	8,074	(2.0)%	1.1%	348	382	(8.9)%
Large Commercial & Industrial	6,703	6,819	(1.7)%	0.9%	100	90	11.1%
Public Authorities & Electric Railroads	325	330	(1.5)%	4.1%	12	14	(14.3)%

Total Retail	21,350	22,176	(3.7)%	0.5%	1,235	1,320	(6.4)%

Other Revenue (b)					153	146	4.8%

Total Electric Revenue					$1,388	$1,466	(5.3)%

Purchased Power					$620	$789	(21.4)%

				% Change
Heating and Cooling Degree-Days	2012	2011	Normal	From 2011	From Normal
Heating Degree-Days	2,384	3,332	3,164	(28.5)%	(24.7)%
Cooling Degree-Days	39	—	—	n/a	n/a

Number of Electric Customers	2012	2011
Residential	3,465,669	3,454,410
Small Commercial & Industrial	365,525	364,585
Large Commercial & Industrial	2,013	1,994
Public Authorities & Electric Railroads	4,790	5,004

Total	3,837,997	3,825,993

(a)	Reflects delivery revenues and volumes from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy.
(b)	Other revenue primarily includes transmission revenue from PJM Interconnection, LLC (PJM). Other items include late payment charges and mutual assistance program revenues.

EXELON CORPORATION

PECO Statistics

	Three Months Ended March 31, 2012 and 2011
	Electric and Gas Deliveries				Revenue (in millions)
	2012	2011	% Change	Weather- Normal % Change	2012	2011	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	3,166	3,590	(11.8)%	(2.5)%	$407	$493	(17.4)%
Small Commercial & Industrial	1,951	2,144	(9.0)%	(4.9)%	118	169	(30.2)%
Large Commercial & Industrial	3,637	3,691	(1.5)%	(1.8)%	53	108	(50.9)%
Public Authorities & Electric Railroads	237	242	(2.1)%	(2.1)%	8	11	(27.3)%

Total Retail	8,991	9,667	(7.0)%	(2.7)%	586	781	(25.0)%

Other Revenue (b)					57	63	(9.5)%

Total Electric Revenue					643	844	(23.8)%

Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	22,427	28,734	(21.9)%	1.3%	222	296	(25.0)%
Transportation and Other	7,766	8,960	(13.3)%	(11.2)%	10	13	(23.1)%

Total Gas	30,193	37,694	(19.9)%	(1.6)%	232	309	(24.9)%

Total Electric and Gas Revenues					$875	$1,153	(24.1)%

Purchased Power and Fuel					$411	$633	(35.1)%

				% Change
Heating and Cooling Degree-Days	2012	2011	Normal	From 2011	From Normal
Heating Degree-Days	1,914	2,506	2,476	(23.6)%	(22.7)%
Cooling Degree-Days	4	—	—	n/a	n/a

Number of Electric Customers	2012	2011	Number of Gas Customers	2012	2011
Residential	1,420,734	1,414,103	Residential	452,800	449,398
Small Commercial & Industrial	157,322	156,759	Commercial & Industrial	41,577	41,254

Large Commercial & Industrial	3,109	3,096	Total Retail	494,377	490,652
Public Authorities & Electric Railroads	1,122	1,081	Transportation	888	857

Total	1,582,287	1,575,039	Total	495,265	491,509

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity directly from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas directly from a competitive natural gas supplier as all customers are assessed distribution charges. The cost of natural gas is charged to customers purchasing natural gas from PECO.

EXELON CORPORATION

BGE Statistics

March 12, 2012 through March 31, 2012
	Electric and Gas Deliveries	Revenue (in millions)
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	615	$(13)
Small Commercial & Industrial	143	12
Large Commercial & Industrial	843	21
Public Authorities & Electric Railroads	25	3

Total Retail	1,626	23

Other Revenues (b)		17

Total Electric Revenue		40

Gas (in mmcfs)
Retail Deliveries and Sales (c)
Retail Sales	4,867	6
Transportation and Other (d)	1,910	6

Total Gas	6,777	12

Total Electric and Gas Revenues		$52

Purchased Power		$52
Fuel		16

Total Purchased Power and Fuel		$68

Heating and Cooling Degree-Days	2012
Heating Degree-Days	1,717

As of March 31, 2012
Number of Electric Customers	2012	Number of Gas Customers	2012
Residential	1,116,201	Residential	610,612
Small Commercial & Industrial	113,177	Commercial & Industrial	44,170

Large Commercial & Industrial	11,492	Total Retail	654,782
Public Authorities & Electric Railroads	298	Transportation	—

Total	1,241,168	Total	654,782

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from BGE and customers electing to receive electric generation service from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenue also reflects the cost of energy and transmission.
(b)	Other revenues includes wholesale transmission revenue and late payment charges.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas directly from a competitive natural gas supplier as all customers are assessed distribution charges. The cost of natural gas is charged to customers purchasing natural gas from BGE.
(d)	Other gas revenues includes late payment charges and off-system revenue of 1,910 mmcfs ($5M) from March 12, 2012 through March 31, 2012.